UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events.
Funding of Subsidiary Credit Facility
On September 27, 2017 (the “Funding Date”), Bristow Equipment Leasing Ltd. (the “Borrower”), a subsidiary of Bristow Group Inc. (the “Company”), completed the final funding in respect of an aggregate amount of $230 million of term loans (the “2017 Term Loans”) pursuant to the previously disclosed Credit Agreement, dated as of July 17, 2017 (the “2017 Credit Agreement”), among the Borrower, PK Transportation Finance Ireland Limited and the several banks, other financial institutions and other lenders from time to time party thereto (the “Lenders”), PK AirFinance S.à r.l., as agent (in such capacity, the “Agent”) for the Lenders, and PK AirFinance S.à r.l., as security trustee (in such capacity, the “Security Trustee”; together with the Borrower, the Lenders and the Agent, the “Parties”) for the MAG Agent and the MAG Parties (each as defined in the 2017 Credit Agreement), the Agent and the Lenders.
The proceeds of the 2017 Term Loans were used, among other things, for (1) mandatory prepayments in the amount of approximately $93.7 million of outstanding term loan indebtedness of the Company under the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (the “2010 Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent, and (2) mandatory prepayments in the amount of approximately $17.0  million of outstanding term loan indebtedness of the Company under the Term Loan Credit Agreement, dated as of November 5, 2015 (the “2015 Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent, and for general corporate purposes. Following mandatory prepayments on the Funding Date, the outstanding term loan indebtedness of the Company (a) under the 2010 Credit Agreement was approximately $159.7 million and (b) under the 2015 Credit Agreement was approximately $28.9 million.
On the Funding Date, the Company submitted a notice of prepayment to SunTrust Bank, as administrative agent under the 2015 Credit Agreement, of the Company’s intent (1) to prepay in full on October 2, 2017 all outstanding term loan indebtedness in the amount of approximately $28.9 million (together with accrued interest thereon) and other amounts outstanding under the 2015 Credit Agreement or required to be paid thereunder and (2) to terminate the 2015 Credit Agreement on October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: September 27, 2017	By:	/s/ Timothy Knapp
Timothy Knapp
Senior Vice President, General Counsel and Corporate Secretary